Exhibit 99.1
Rapid7 Announces Third Quarter 2025 Financial Results

•Annualized recurring revenue (“ARR”) of $838 million, an increase of 2% year-over-year
•Total revenue of $218 million, up 2% year-over-year; Product subscriptions revenue of $210 million, up 2% year-over-year
•GAAP operating income of $5.9 million; Non-GAAP operating income of $37 million
•Net cash provided by operating activities of $38 million; Free cash flow of $30 million
Boston, MA – November 4, 2025 – Rapid7, Inc. (Nasdaq: RPD), a leader in threat detection and exposure management, today announced its financial results for the third quarter 2025.
"We ended the third quarter with $838 million in ARR as our AI-driven Command Platform continues to gain market validation," said Corey Thomas, CEO of Rapid7. "With our differentiated approach to expert-guided AI and automation, combined with strategic go-to-market enhancements, we're well-positioned to capitalize on the growing demand for integrated security operations platforms."
New CFO Appointment
The company today announced the appointment of Rafe Brown as Chief Financial Officer (CFO), effective December 1, 2025. Mr. Brown will assume the CFO role from current Rapid7 CFO Tim Adams, who has served as Rapid7's Chief Financial Officer since January 2022, and announced his intent to retire from his position in August 2025. Mr. Brown brings extensive industry and executive leadership experience across multiple public companies, most recently at Mimecast where he served initially as Chief Financial Officer, and then later as President and COO. He brings with him a strong track record of driving operational excellence, scaling growth in SaaS businesses, and building high-performing teams.
“We are thrilled to welcome Rafe to Rapid7’s leadership team,” said Corey Thomas, CEO of Rapid7. “The deep financial and operational expertise he brings to our team will be instrumental in our journey ahead as we look to scale our growth and profitability in the years ahead.”
Third Quarter 2025 Financial Results and Other Metrics

	As of September 30,
	2025	2024	% Change
	(dollars in thousands)
ARR	$837,730	$823,104	2%
Number of customers	11,618	11,619	—%
ARR per customer	$72.1	$70.8	2%

rapid7.com

	Three months ended September 30,
	2025	2024	% Change
	(in thousands, except per share data)
Product subscriptions revenue	$210,146	$205,593	2%
Professional services revenue	7,814	9,061	(14%)
Total revenue	$217,960	$214,654	2%

North America revenue	$162,710	$163,730	(1%)
Rest of world revenue	55,250	50,924	8%
Total revenue	$217,960	$214,654	2%

GAAP gross profit	$152,976	$151,497
GAAP gross margin	70%	71%
Non-GAAP gross profit	$159,857	$159,048
Non-GAAP gross margin	73%	74%

GAAP income from operations	$5,903	$12,817
GAAP operating margin	3%	6%
Non-GAAP income from operations	$36,906	$43,952
Non-GAAP operating margin	17%	20%

GAAP net income	$9,809	$15,410
GAAP net income per share, basic	$0.15	$0.24
GAAP net income per share, diluted	$0.15	$0.21
Non-GAAP net income	$41,910	$47,762
Non-GAAP net income per share:
Basic	$0.65	$0.76
Diluted	$0.57	$0.66

Adjusted EBITDA	$43,514	$50,083

Net cash provided by operating activities	$38,199	$43,969
Free cash flow	$30,111	$38,502
For additional details on the reconciliation of non-GAAP measures and certain other business metrics to their nearest comparable GAAP measures, please refer to the accompanying financial data tables included in this press release. The prior year period reflects an immaterial correction. Refer to Note 15, Immaterial Correction of an Error, in the notes to our unaudited condensed consolidated financial statements for further information.
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Recent Business Highlights
•In November, Rapid7 announced an expanded partnership with Microsoft to advance modern detection and response, bringing together Rapid7’s SOC expertise with Microsoft’s security ecosystem to simplify operations, strengthen protection, and unlock new value for joint customers.
•In October, Rapid7 announced new AI-generated risk intelligence as part of the Command Platform, delivered through Remediation Hub. The new capability accelerates remediation by giving security teams a clear, contextual and actionable view of each exposure, helping teams to prioritize remediation and drive measurable risk reduction.
•In October, Rapid7 was recognized in the Gartner® Magic Quadrant™ for Security Information and Event Management (SIEM), marking the seventh consecutive year that Rapid7 has been placed in the report.
•In October, Rapid7 announced its strategic expansion into the UAE, marking a significant investment in the region and reinforcing Rapid7’s long-term commitment to support the nation’s digital transformation and cyber resilience goals.
•In August, Rapid7 was named a leader in the IDC MarketScape for Exposure Management. Rapid7 was recognized in part for its Command Platform, an AI-powered security operations platform that unifies solutions for both exposure management and threat detection and response to deliver deep and broad situational awareness.
•In August, Rapid7 launched Vector Command Advanced, expanding its continuous red teaming and exposure validation service to help organizations meet compliance requirements with internal penetration and segmentation testing on top of validating the effectiveness of internal controls and lateral movement protections.
•In August, Rapid7 released a new Access Brokers Report, a new research analysis leveraging six months of threat intelligence data to uncover new insights into how initial access to compromised businesses is being sold, and the steps defenders can take to disrupt the process.
Fourth Quarter and Full Year 2025 Guidance

Rapid7 anticipates ARR, revenue, non-GAAP income from operations, non-GAAP net income per share and free cash flow to be in the following ranges:

	Fourth Quarter 2025			Full-Year 2025
	(in millions, except per share data)
ARR	Approximately flat compared to Q3 2025
Revenue	$214	to	$216	$856	to	$858
Year-over-year growth	(1)%	to	—%	1%	to	2%
Non-GAAP income from operations	$25	to	$30	$130	to	$135
Non-GAAP net income per share	$0.37	to	$0.44	$2.02	to	$2.09
Weighted average shares outstanding	76.6			75.9
Free cash flow				$125	to	$135
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Guidance for the fourth quarter 2025 does not include any potential impact of foreign exchange gains or losses. The guidance provided above is based on a number of assumptions, estimates and expectations as of the date of this press release and, while presented with numerical specificity, this guidance is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Rapid7's control and are based upon specific assumptions with respect to future business decisions or economic conditions, some of which may change. Rapid7 undertakes no obligation to update guidance after this date.
Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs, and certain other items such as acquisition-related expenses, impairment of long-lived assets, restructuring expense, induced conversion expense, change in the fair value of derivative assets, non-ordinary course litigation-related expenses and discrete tax items. Rapid7 has provided a reconciliation of each non-GAAP guidance measure
rapid7.com

to the most comparable GAAP measures in the financial statement tables included in this press release. The reconciliation does not reflect any items that are unknown at this time, including, but not limited to, non-ordinary course litigation-related expenses, which we are not able to predict without unreasonable effort due to their inherent uncertainty.
Conference Call and Webcast Information
Rapid7 will host a conference call today, November 4, 2025, to discuss its results at 4:30 p.m. Eastern Time. The call will be available live via webcast on Rapid7's website at https://investors.rapid7.com. A webcast replay of the conference call will be available at https://investors.rapid7.com.
About Rapid7
Rapid7, Inc. (NASDAQ: RPD) is on a mission to create a safer digital world by making cybersecurity simpler and more accessible. We empower security professionals to manage a modern attack surface through our best-in-class technology, leading-edge research, and broad, strategic expertise. Rapid7’s comprehensive security solutions help more than 11,000 global customers unite cloud risk management with threat detection and response to reduce attack surfaces and eliminate threats with speed and precision. For more information, visit our website, check out our blog, or follow us on LinkedIn or X.
Non-GAAP Financial Measures and Other Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we provide investors with certain non-GAAP financial measures and other metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.
Non-GAAP Financial Measures
We disclose the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, adjusted EBITDA and free cash flow. We also disclose non-GAAP gross margin and non-GAAP operating margin derived from these financial measures.
We define non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share as the respective GAAP balances excluding the effect of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs and certain other items such as acquisition-related expenses, impairment of long-lived assets, change in the fair value of derivative assets, restructuring expense, induced conversion expense and discrete tax items. Non-GAAP net income per basic and diluted share is calculated as non-GAAP net income divided by the weighted average shares used to compute net income per share, with the number of weighted average shares decreased, when applicable, to reflect the anti-dilutive impact of the capped call transactions entered into in connection with our convertible senior notes.
We believe these non-GAAP financial measures are useful to investors in assessing our operating performance due to the following factors:
Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.
Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.
Amortization of debt issuance costs. The expense for the amortization of debt issuance costs related to our convertible senior notes and our former revolving credit facility is a non-cash item, and we believe the exclusion of this interest expense provides a more useful comparison of our operational performance in different periods.
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Induced conversion expense. In conjunction with the third quarter of 2023 partial repurchase of our 2.25% convertible senior notes due 2025, we incurred a non-cash induced conversion expense of $53.9 million. We exclude induced conversion expense because this amount is not indicative of the performance of or trends in our business, and neither is comparable to the prior period nor predictive of future results.
Non-ordinary course litigation-related expenses. We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including legal costs and settlement fees resulting from maintaining and enforcing our intellectual property portfolio and license agreements.
Acquisition-related expenses. We exclude acquisition-related expenses, including accretion expense associated with contingent consideration, as costs that are unrelated to the current operations and are neither comparable to the prior period nor predictive of future results.
Change in fair value of derivative assets. The expense for the change in fair value of derivative assets related to our 2023 capped calls settlement is a non-cash item and we believe the exclusion of this other income (expense) provides a more useful comparison of our operational performance in different periods.
Impairment of long-lived assets. Impairment of long-lived assets consists of impairment charges allocated to the carrying amount of certain operating right-of-use assets and the associated leasehold improvements when the carrying amounts exceed their respective fair values and we believe the exclusion of the impairment charges provides a more useful comparison of our operational performance in different periods.
Restructuring expense. We exclude non-ordinary course restructuring expenses related to our restructuring plan, that was completed during fiscal year 2024, because we do not believe these charges are indicative of our core operating performance and we believe the exclusion of the restructuring expenses provides a more useful comparison of our performance in different periods.
Discrete tax items. We exclude certain discrete tax items such as income tax expenses or benefits that are not related to ongoing business operations in the current year and adjustments to uncertain tax position reserves as these charges are not indicative of our ongoing operating results, and they are not considered when we are forecasting our future results.
Anti-dilutive impact of capped call transaction. Our capped call transactions are intended to offset potential dilution from the conversion features in our convertible senior notes. Although we cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, we do reflect the anti-dilutive impact of the capped call transactions in non-GAAP net income (loss) per diluted share, when applicable, to provide investors with useful information in evaluating our financial performance on a per share basis.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure that we define as net income (loss) before (1) interest income, (2) interest expense, (3) other (income) expense, net, (4) provision for (benefit from) income taxes, (5) depreciation expense, (6) amortization of intangible assets, (7) stock-based compensation expense, (8) acquisition-related expenses, and (9) restructuring expense. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.
Free Cash Flow. Free cash flow is a non-GAAP measure that we define as cash provided by operating activities less purchases of property and equipment and capitalization of internal-use software costs. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures.
We include all non-GAAP financial measures in the current year or any comparative year that will be included in the non-GAAP reconciliation during the current fiscal year annual Form 10-K. As such, not all non-GAAP financial measures listed above may be included in the current reporting period non-GAAP reconciliation in the GAAP to Non-GAAP Reconciliation section below.
Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact upon our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees.
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Other Metrics
ARR. ARR is defined as the annual value of all recurring revenue related to contracts in place at the end of the period. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates and renewal rates, and does not include revenue reported as professional services revenue in our consolidated statement of operations.
Number of Customers. We define a customer as any entity that has an active Rapid7 recurring revenue contract as of the specified measurement date, excluding InsightOps and Logentries only customers with a contract value of less than $2,400 per year.
ARR per Customer. We define ARR per customer as ARR divided by the number of customers at the end of the period.
Cautionary Language Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the statements regarding our financial guidance for the fourth quarter and full-year 2025, and the assumptions underlying such guidance. Our use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. The events described in our forward-looking statements are subject to a number of risks and uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Risks that could cause or contribute to such differences include, but are not limited to, growing macroeconomic uncertainty, unstable market and economic conditions, fluctuations in our quarterly results, our ability to successfully grow our sales of our cloud-based solutions, including through the shift to a consolidated platform sales approach, effectiveness of our restructuring plan that was completed during fiscal year 2024, failure to meet our publicly announced guidance or other expectations about our business, our ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, renewal of our customer's subscriptions, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our sales cycles, our ability to integrate acquired companies, exposure to greater than anticipated tax liabilities, and our ability to operate in compliance with applicable laws as well as other risks and uncertainties that could affect our business and results described in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K filed with the SEC on February 28, 2025, particularly in the section entitled "Item 1.A Risk Factors," and in the subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

###
Investor contact:
Ryan Gardella / Ryan Flanagan
ICR, Inc.
investors@rapid7.com
(617) 865-4277
Press contact:
Alice Randall
Director, Global Corporate Communications
press@rapid7.com
(214) 693-4727

rapid7.com

RAPID7, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$130,613	$334,686
Short-term investments	276,515	187,025
Accounts receivable, net	141,339	168,242
Deferred contract acquisition and fulfillment costs, current portion	47,557	52,134
Prepaid expenses and other current assets	39,001	44,024
Total current assets	635,025	786,111
Long-term investments	227,418	37,274
Property and equipment, net	31,966	32,245
Operating lease right-of-use assets	47,536	48,877
Deferred contract acquisition and fulfillment costs, non-current portion	64,109	73,672
Goodwill	575,268	575,268
Intangible assets, net	69,877	85,719
Other assets	15,208	12,868
Total assets	$1,666,407	$1,652,034
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$15,571	$18,908
Accrued expenses and other current liabilities	80,539	88,802
Convertible senior notes, current portion, net	—	45,895
Operating lease liabilities, current portion	15,955	15,493
Deferred revenue, current portion	422,943	461,118
Total current liabilities	535,008	630,216
Convertible senior notes, non-current portion, net	891,279	888,356
Operating lease liabilities, non-current portion	63,551	68,430
Deferred revenue, non-current portion	28,342	27,078
Other long-term liabilities	21,011	20,243
Total liabilities	1,539,191	1,634,323
Stockholders' equity:
Common stock	$652	$635
Treasury stock	(4,765)	(4,765)
Additional paid-in capital	1,096,652	1,011,080
Accumulated other comprehensive (loss) income	2,459	(1,205)
Accumulated Deficit	(967,782)	(988,034)
Total stockholders equity	127,216	17,711
Total liabilities and stockholders’ equity	$1,666,407	$1,652,034
Note: Certain prior periods reflect immaterial corrections. Refer to Note 15, Immaterial Correction of an Error, in the notes to our unaudited condensed consolidated financial statements for further information.

RAPID7, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Product subscriptions	$210,146	$205,593	$622,178	$602,578
Professional services	7,814	9,061	20,228	25,168
Total revenue	217,960	214,654	642,406	627,746
Cost of revenue:
Product subscriptions	58,263	56,774	169,867	166,615
Professional services	6,721	6,383	17,656	18,528
Total cost of revenue	64,984	63,157	187,523	185,143
Total gross profit	152,976	151,497	454,883	442,603
Operating expenses:
Research and development	46,914	44,976	142,029	126,792
Sales and marketing	79,296	74,821	237,943	226,042
General and administrative	20,863	18,883	65,615	62,013
Total operating expenses	147,073	138,680	445,587	414,847
Income from operations	5,903	12,817	9,296	27,756
Other income (expense), net:
Interest income	6,167	5,571	17,439	15,512
Interest expense	(2,585)	(2,837)	(7,866)	(8,180)
Other (expense) income, net	(173)	2,811	5,586	681
Income before income taxes	9,312	18,362	24,455	35,769
(Benefit) provision for income taxes	(497)	2,952	4,203	12,415
Net income	$9,809	$15,410	$20,252	$23,354
Net income per share, basic	$0.15	$0.24	$0.31	$0.37
Net income per share, diluted(1)	$0.15	$0.21	$0.31	$0.31
Weighted-average common shares outstanding, basic	64,967,114	62,898,078	64,404,649	62,389,482
Weighted-average common shares outstanding, diluted	65,181,941	74,537,085	64,691,079	74,225,110
(1) We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive. On an if-converted basis, for the three months ended September 30, 2025 the 2029 Notes and 2027 Notes were anti-dilutive and for the nine months ended September 30, 2025 the 2029 Notes, 2027 Notes and 2025 Notes were anti-dilutive.

Note: Certain prior periods reflect immaterial corrections. Refer to Note 15, Immaterial Correction of an Error, in the notes to our unaudited condensed consolidated financial statements for further information.

RAPID7, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$9,809	$15,410	$20,252	$23,354
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,200	11,238	34,254	33,457
Amortization of debt issuance costs	1,098	1,217	3,116	3,325
Stock-based compensation expense	26,327	25,738	81,059	80,549
Deferred income taxes	(1,300)	—	(1,300)	1,840
Other	(36)	(3,182)	(4,730)	(4,534)
Changes in assets and liabilities:
Accounts receivable	8,419	2,442	25,911	22,432
Deferred contract acquisition and fulfillment costs	4,338	1,471	14,138	(493)
Prepaid expenses and other assets	4,459	5,632	(1,339)	6,062
Accounts payable	(847)	(7,429)	(3,806)	(10,450)
Accrued expenses	1,658	978	(11,578)	(17,413)
Deferred revenue	(24,586)	(13,766)	(36,911)	(37,112)
Other liabilities	(2,340)	4,220	(2,816)	6,880
Net cash provided by operating activities	38,199	43,969	116,250	107,897
Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	(37,198)	—	(37,198)
Purchases of property and equipment	(4,137)	(1,342)	(6,446)	(2,242)
Capitalization of internal-use software	(3,951)	(4,125)	(11,984)	(10,414)
Purchases of investments	(271,022)	(84,528)	(503,038)	(242,494)
Sales and maturities of investments	107,000	62,500	227,500	192,500
Other investing activities	458	—	1,786	360
Net cash used in investing activities	(171,652)	(64,693)	(292,182)	(99,488)
Cash flows from financing activities:
Payment of debt issuance costs	(403)	—	(1,693)	—
Payments for maturity of convertible senior notes	—	—	(45,992)	—
Taxes paid related to net share settlement of equity awards	(537)	(794)	(2,435)	(3,883)
Proceeds from employee stock purchase plan	3,257	4,200	7,703	9,246
Proceeds from stock option exercises	—	32	1,589	1,436
Net cash provided by (used in) financing activities	2,317	3,438	(40,828)	6,799
Effect of exchange rate changes on cash ,cash equivalents and restricted cash	422	2,846	5,272	770
Net (decrease) increase in cash, cash equivalents and restricted cash	(130,714)	(14,440)	(211,488)	15,978
Cash, cash equivalents and restricted cash, beginning of period	$261,327	$244,548	$342,101	$214,130
Cash, cash equivalents and restricted cash, end of period	$130,613	$230,108	$130,613	$230,108
Supplemental cash flow information:
Cash paid for interest on convertible senior notes	1,313	2,625	5,768	5,840
Cash paid for income taxes, net of payments	1,412	1,568	7,124	7,073
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	130,613	222,571	130,613	222,571
Restricted cash included in other assets	—	7,537	—	7,537
Total cash, cash equivalents and restricted cash	$130,613	$230,108	$130,613	$230,108
Note: Certain prior periods reflect immaterial corrections. Refer to Note 15, Immaterial Correction of an Error, in the notes to our unaudited condensed consolidated financial statements for further information.

RAPID7, INC.
GAAP to Non-GAAP Reconciliation (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP total gross profit	$152,976	$151,497	$454,883	$442,603
Add: Stock-based compensation expense(1)	$2,457	$3,141	$7,301	$9,082
Add: Amortization of acquired intangible assets(2)	$4,424	$4,410	$13,270	$12,739
Non-GAAP total gross profit	$159,857	$159,048	$475,454	$464,424
Non-GAAP gross margin	73%	74%	74%	74%

GAAP gross profit – product subscriptions	$151,883	$148,819	$452,311	$435,963
Add: Stock-based compensation expense	$1,931	$2,685	$5,716	$7,785
Add: Amortization of acquired intangible assets	$4,424	$4,410	$13,270	$12,739
Non-GAAP gross profit – product subscriptions	$158,238	$155,914	$471,297	$456,487
Non-GAAP gross margin - product subscriptions	75%	76%	76%	76%

GAAP gross profit – professional services	$1,093	$2,678	$2,572	$6,640
Add: Stock-based compensation expense	$526	$456	$1,585	$1,297
Non-GAAP gross profit – professional services	$1,619	$3,134	$4,157	$7,937
Non-GAAP gross margin - professional services	21%	35%	21%	32%

GAAP income from operations	$5,903	$12,817	$9,296	$27,756
Add: Stock-based compensation expense(1)	$26,327	$25,738	$81,059	$80,549
Add: Amortization of acquired intangible assets(2)	$4,592	$5,107	$14,802	$14,830
Add: Acquisition-related expenses(3)	$84	$290	$450	$568
Add: Restructuring expense(4)	$—	$—	$—	$(190)
Non-GAAP income from operations	$36,906	$43,952	$105,607	$123,513

GAAP net income	$9,809	$15,410	$20,252	$23,354
Add: Stock-based compensation expense(1)	$26,327	$25,738	$81,059	$80,549
Add: Amortization of acquired intangible assets(2)	$4,592	$5,107	$14,802	$14,830
Add: Acquisition-related expenses(3)	$84	$290	$450	$568
Add: Amortization of debt issuance costs	$1,098	$1,217	$3,116	$3,325
Add: Discrete tax items(5)	$—	$—	$—	$6,360
Add: Restructuring expense	$—	$—	$—	$(190)
Non-GAAP net income	$41,910	$47,762	$119,679	$128,796
Add: Interest expense of convertible senior notes(6)	$1,313	$1,571	$4,283	$4,714
Numerator for non-GAAP earnings per share calculation	$43,223	$49,333	$123,962	$133,510

Weighted average shares used in GAAP earnings per share calculation, basic	$64,967,114	$62,898,078	$64,404,649	$62,389,482
Dilutive effect of convertible senior notes(6)	$10,429,891	$11,183,611	$10,763,957	$11,183,611
Dilutive effect of employee equity incentive plans(7)	$214,827	$455,396	$286,430	$652,017
Weighted average shares used in non-GAAP earnings per share calculation, diluted	$75,611,832	$74,537,085	$75,455,036	$74,225,110

Non-GAAP net income per share:
Basic	$0.65	$0.76	$1.86	$2.06
Diluted	$0.57	$0.66	$1.64	$1.80

(1) Includes stock-based compensation expense as follows:
Cost of Product	$1,931	$2,685	$5,716	$7,785
Cost of Services	$526	$456	$1,585	$1,297
Cost of revenue	$2,457	$3,141	$7,301	$9,082
Research and development	$9,399	$9,946	$30,037	$26,879
Sales and marketing	$7,255	$7,123	$21,948	$22,103
General and administrative	$7,216	$5,528	$21,773	$22,485

(2) Includes amortization of acquired intangible assets as follows:
Cost of revenue	$4,424	$4,410	$13,270	$12,739
Sales and marketing	$168	$652	$1,472	1,956
General and administrative	$—	$45	$60	135

(3) Includes acquisition-related expenses as follows:
General and administrative	$84	$290	$450	$568

(4) For the nine months ended September 30, 2024, restructuring expense was recorded within general and administrative expense in our condensed consolidated statement of operations.

(5) Includes discrete tax items as follows:
Provision for income taxes	—	—	—	6,360

(6) We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive.

(7) We use the treasury method to compute the dilutive effect of employee equity incentive awards.
Note: Certain prior periods reflect immaterial corrections. Refer to Note 15, Immaterial Correction of an Error, in the notes to our unaudited condensed consolidated financial statements for further information.

RAPID7, INC.
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP net income	$9,809	$15,410	$20,252	$23,354
Interest income	(6,167)	(5,571)	(17,439)	(15,512)
Interest expense	2,585	2,837	7,866	8,180
Other expense (income), net	173	(2,811)	(5,586)	(681)
(Benefit) provision for income taxes	(497)	2,952	4,203	12,415
Depreciation expense	2,339	2,718	7,478	8,401
Amortization of intangible assets	8,861	8,520	26,776	25,056
Stock-based compensation expense	26,327	25,738	81,059	80,549
Acquisition-related expenses	84	290	450	568
Restructuring expense	—	—	—	(190)
Adjusted EBITDA	$43,514	$50,083	$125,059	$142,140

Note: Certain prior period reflect immaterial corrections. Refer to Note 15, Immaterial Correction of an Error, in the notes to our unaudited condensed consolidated financial statements for further information.

RAPID7, INC.
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$38,199	$43,969	$116,250	$107,897
Less: Purchases of property and equipment	(4,137)	(1,342)	(6,446)	(2,242)
Less: Capitalized internal-use software costs	(3,951)	(4,125)	(11,984)	(10,414)
Free cash flow	$30,111	$38,502	$97,820	$95,241

Fourth Quarter and Full-Year 2025 Guidance
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)

	Fourth Quarter 2025			Full-Year 2025
Reconciliation of GAAP (loss) income from operations to non-GAAP income from operations:
Anticipated GAAP (loss) income from operations	$(10)	to	$(5)	$(8)	to	$(3)
Add: Anticipated stock-based compensation expense	30	to	30	118	to	118
Add: Anticipated amortization of acquired intangible assets	5	to	5	20	to	20
Anticipated non-GAAP income from operations	$25	to	$30	$130	to	$135

Reconciliation of GAAP net (loss) income to non-GAAP net income:
Anticipated GAAP net (loss) income	$(9)	to	$(4)	$5	to	$10
Add: Anticipated stock-based compensation expense	30	to	30	118	to	118
Add: Anticipated amortization of acquired intangible assets	5	to	5	20	to	20
Add: Anticipated amortization of debt issuance costs	1	to	1	4	to	4
Anticipated non-GAAP net income	$27	to	$32	$147	to	$152
Add: Anticipated interest expense on convertible senior notes	1	to	1	6	to	6
Numerator for non-GAAP earnings per share calculation	$28	to	$33	$153	to	$158

Anticipated GAAP net (loss) income per share[1]	$(0.14)		$(0.06)	$0.07		$0.15
Anticipated non-GAAP net income per share, diluted	$0.37		$0.44	$2.02		$2.09

Weighted average shares used in earnings per share calculation, diluted	76.6			75.9

[1] The anticipated GAAP net loss per share is calculated using basic weighted average shares for periods in which the Company anticipated a GAAP net loss. The anticipated GAAP net income per share is calculated using GAAP diluted weighted average shares for periods in which the Company anticipated GAAP net income.

The reconciliation does not reflect any items that are unknown at this time, including, but not limited to, non-ordinary course litigation-related expenses, which we are not able to predict without unreasonable effort due to their inherent uncertainty. As a result, the estimates shown for Anticipated GAAP loss from operations, Anticipated GAAP net loss and Anticipated GAAP net loss per share are expected to change.

	Full-Year 2025
Reconciliation of net cash provided by operating activities to free cash flow:
Anticipated net cash provided by operating activities	$149	to	$159
Less: Anticipated purchases of property and equipment	(8)	to	(8)
Less: Anticipated capitalized internal-use software costs	(16)	to	(16)
Anticipated free cash flow	$125		$135